Exhibit 10.17

LTX Corporation

Incentive Stock Option Agreement

Granted Under 2004 Stock Plan

1. Grant of Option.

This agreement evidences the grant by LTX Corporation, a Massachusetts corporation (the “Company”), on                     , 200_ (the “Grant Date”) to                     , an employee of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2004 Stock Plan (the “Plan”), a total of                      shares (the “Shares”) of common stock,              par value per share, of the Company (“Common Stock”) at $.05 per Share. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on                          (the “Final Exercise Date”).

It is intended that the option evidenced by this agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2. Vesting Schedule.

This option will become exercisable (“vest”) as follows:

Date	Percentage
, 200	25%
, 200	25%
, 200	25%
, 200	25%

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3. Exercise of Option.

(a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee or officer of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).

(c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation.

(d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible, this option shall become immediately vested and exercisable by the Participant (or in the case of death by an authorized transferee) and the right to exercise this option shall terminate two years following the date of death or disability of the Participant.

(e) Change of Control. If, on or prior to the first anniversary of the date of the consummation of a Change of Control, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation, then any options that have prior to the date of such termination become exercisable, may be exercised at any time within three years after the date of termination, or, if earlier, the last date of the option period.

For purposes of this Agreement, “Good Reason” and “Cause” shall have the following definitions:

“Good Reason” shall mean any significant diminution in the Participant’s title, authority, status, reporting requirements, or responsibilities from and after such Change in Control, or any reduction in the annual base salary payable to the Participant from and after such Change in Control, or the failure to continue any material compensation or bonus plan or program, or the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from its location immediately prior to such Change in Control.

“Cause” shall mean any (i) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company (other than any such failure resulting from incapacity due to physical or mental illness or any failure after the Participant gives notice of termination for Good Reason) or (ii) willful misconduct by the Participant which affects the business reputation of the Company. For purposes of the preceding sentence, no act or failure to act by the Participant shall be considered “willful” unless it is done, or omitted to be done, in bad faith and without reasonable belief that the Participant’s action or omission was in the best interests of the Company.

4. Tax Matters.

(a) Withholding. No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

(b) Disqualifying Disposition. If the Participant disposes of Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.

5. Nontransferability of Option.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

6. Provisions of the Plan.

This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

LTX Corporation

Dated:	By:
Name:
Title:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2004 Stock Plan.

PARTICIPANT:

Address: